EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Reports Second Quarter 2012 Results

Editorial contacts	●	Second quarter non-GAAP diluted earnings per share of $0.98, above previously provided outlook of $0.88 to $0.91 per share
Michael Thacker, HP
+1 650 857 2254 corpmediarelations@hp.com	●	Second quarter GAAP diluted earnings per share of $0.80, above previously provided outlook of $0.68 to $0.71 per share

HP Investor Relations investor.relations@hp.com	●	Second quarter net revenue of $30.7 billion, down 3% from the prior-year period
	●	Returned $601 million in cash to shareholders in the form of dividends and share repurchases
www.hp.com/go/newsroom
	●	Company announces multi-year restructuring to fuel innovation and enable investment – see separate release for details

HP second quarter fiscal 2012 financial performance
	Q2 FY12	Q2 FY11	Y/Y
GAAP net revenue ($B)	$30.7	$31.6		(3%)
GAAP operating margin	7.2%	9.4%	(2.2	pts)
GAAP net earnings ($B)	$1.6	$2.3		(31%)
GAAP diluted EPS	$0.80	$1.05		(24%)
Non-GAAP operating margin	8.9%	11.3%	(2.4	pts)
Non-GAAP net earnings ($B)	$1.9	$2.7		(28%)
Non-GAAP diluted EPS	$0.98	$1.24		(21%)
Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

PALO ALTO, Calif., May 23, 2012 — HP today announced financial results for its second fiscal quarter ended April 30, 2012.  For the quarter, net revenue of $30.7 billion was down 3% year over year both as reported and when adjusted for the effects of currency.

GAAP diluted earnings per share (EPS) was $0.80, down 24% from the prior-year period. Non-GAAP diluted EPS was $0.98, down 21% from the prior-year period. Second quarter non-GAAP earnings information excludes after-tax costs of $356 million, or $0.18 per diluted share, related to amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

“We are making progress in our multi-year effort to make HP simpler, more efficient and better for customers, employees, and shareholders,” said Meg Whitman, HP president and chief executive officer. “This quarter we exceeded our previously provided outlook and are executing against our strategy, but we still have a lot of work to do.”

Business Group Results

●	Personal Systems Group (PSG) revenue was flat year over year with a 5.5% operating margin. Commercial revenue increased 3%, and Consumer revenue declined 4% while Workstations revenue was down 1% year over year. Desktop units were up 5%, notebook units were down 6% and total units were down 1%.
●
Services revenue declined 1% year over year with an 11.3% operating margin.  Technology Services revenue was flat year over year, Application and Business Services revenue grew 1% and IT Outsourcing revenue declined 3% year over year.

●
Imaging and Printing Group (IPG) revenue declined 10% year over year with a 13.2% operating margin.  Commercial hardware revenue was down 4% year over year with commercial printer units down 7%.  Consumer hardware revenue was down 15% year over year with a 13% decline in printer units.

●
Enterprise Servers, Storage and Networking (ESSN) revenue declined 6% year over year with an 11.2% operating margin. Networking revenue was up 2%, Industry Standard Servers revenue was down 6%, Business Critical Systems revenue was down 23%, and Storage revenue was up 1% year over year.

●	HP Financial Services revenue grew 9% year over year driven by a 4% increase in net portfolio assets and a 5% increase in financing volume. The business delivered a 9.9% operating margin.
●	Software revenue grew 22% year over year with a 17.7% operating margin, including the results of Autonomy. Software revenue was driven by 7% license growth, 17% support growth, and 72% growth in services. Autonomy saw a significant decline in license revenue.

To help improve Autonomy’s performance, Bill Veghte, HP’s chief strategy officer and executive vice president of HP Software, will step in to lead Autonomy.  Veghte is an experienced software leader who will help develop the right processes and discipline to scale Autonomy and fulfill its promise.   Mike Lynch, Autonomy’s founder and executive vice president for Information Management, will leave HP after a transition period.  The market and competitive positioning for Autonomy remain strong, particularly in cloud offerings.

Asset Management
HP generated $2.5 billion in cash flow from operations in the second quarter. Inventory ended the quarter at $7.3 billion, with days of inventory up 2 days year over year to 28 days. Accounts receivable of $16.6 billion was down 4 days year over year to 49 days. Accounts payable ended the quarter at $12.9 billion, down 5 days from the prior-year period to 49 days. HP’s dividend payment of $0.12 per share in the second quarter resulted in cash usage of $251 million. HP also utilized $350 million of cash during the quarter to repurchase approximately 13 million shares of common stock in the open market. HP exited the quarter with $8.7 billion in gross cash.

Outlook
In connection with the restructuring efforts discussed in a separate press release issued today (http://www8.hp.com/us/en/hp-news/press-release.html?id+1247078), HP expects to record a pre-tax charge of approximately $1.7 billion in fiscal 2012 that will be included in its GAAP financial results for that period.  Of that amount, HP expects to record a pre-tax charge of approximately $1.0 billion in its third fiscal quarter.  The cash impact associated with the restructuring efforts is expected to be approximately $400 million in fiscal year 2012. Through fiscal 2014, HP expects to record additional pre-tax charges approximating $1.8 billion that will be included in its GAAP financial results for the applicable periods.

In May 2012, HP committed to a change in its PC branding strategy.  As a result, HP has commenced an asset impairment analysis to determine the current value of the Compaq trade name acquired in 2002.  Based on the preliminary results of that analysis, HP expects to record an impairment charge of up to approximately $1.2 billion that will be included in its GAAP financial results for its third fiscal quarter.  There will be no cash impact associated with the impairment charge.

For the third quarter of fiscal 2012, HP estimates non-GAAP diluted EPS to be in the range of $0.94 to $0.97 and GAAP diluted EPS to be in the range of $0.00 to $0.03.

Third quarter fiscal 2012 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.94 per share, related primarily to the amortization and impairment of purchased intangible assets, restructuring charges, and acquisition-related charges.

For the full year fiscal 2012, HP now estimates non-GAAP diluted EPS to be in the range of $4.05 to $4.10 and GAAP diluted EPS to be in the range of $2.25 to $2.30.

Full year fiscal 2012 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $1.80 per share, related primarily to the amortization and impairment of purchased intangible assets, restructuring charges and acquisition-related charges.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q2 FY12 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2012q2webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted earnings per share, cash and cash equivalents or cash flow from operations prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, earnings per share, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any projections of the amount, timing or impact of cost savings, restructuring charges, early retirement programs, workforce reductions or impairment charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; assumptions related to pension and other post-retirement costs and retirement programs; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10–Q for the fiscal quarter ended January 31, 2012.  As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended April 30, 2012. In particular, determining HP’s actual tax balances and provisions as of April 30, 2012 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2012	January 31, 2012	April 30, 2011

Net revenue	$30,693	$30,036	$31,632

Costs and expenses: (a)
Cost of sales	23,541	23,313	23,832
Research and development	850	786	815
Selling, general and administrative	3,540	3,367	3,425
Amortization of purchased intangible assets	470	466	413
Restructuring charges	53	40	158
Acquisition-related charges	17	22	21
Total costs and expenses	28,471	27,994	28,664

Earnings from operations	2,222	2,042	2,968

Interest and other, net	(243)	(221)	(76)

Earnings before taxes	1,979	1,821	2,892

Provision for taxes	386	353	588

Net earnings	$1,593	$1,468	$2,304

Net earnings per share:
Basic	$0.80	$0.74	$1.07
Diluted	$0.80	$0.73	$1.05

Cash dividends declared per share	$-	$0.24	$-

Weighted-average shares used to compute net earnings per share:
Basic	1,979	1,981	2,150
Diluted	1,987	1,998	2,184

(a)
In connection with organizational realignments implemented in the first quarter of fiscal year 2012, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Six months ended April 30,
	2012	2011

Net revenue	$60,729	$63,934

Costs and expenses: (a)
Cost of sales	46,854	48,213
Research and development	1,636	1,613
Selling, general and administrative	6,907	6,542
Amortization of purchased intangible assets	936	838
Restructuring charges	93	316
Acquisition-related charges	39	50
Total costs and expenses	56,465	57,572

Earnings from operations	4,264	6,362

Interest and other, net	(464)	(173)

Earnings before taxes	3,800	6,189

Provision for taxes	739	1,280

Net earnings	$3,061	$4,909

Net earnings per share:
Basic	$1.55	$2.27
Diluted	$1.53	$2.23

Cash dividends declared per share	$0.24	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	1,980	2,166
Diluted	1,995	2,203

(a)
In connection with organizational realignments implemented in the first quarter of fiscal year 2012, certain costs previously reported as Cost of Sales have been reclassified as Selling, General and Administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended April 30, 2012	Diluted earnings per share	Three months ended January 31, 2012	Diluted earnings per share	Three months ended April 30, 2011	Diluted earnings per share

GAAP net earnings	$1,593	$0.80	$1,468	$0.73	$2,304	$1.05

Non-GAAP adjustments:
Amortization of purchased intangible assets	470	0.23	466	0.24	413	0.19
Restructuring charges	53	0.03	40	0.02	158	0.07
Acquisition-related charges	17	0.01	22	0.01	21	0.01
Wind down of the webOS device business (a)	(36)	(0.02)	-	-	-	-
Adjustments for taxes	(148)	(0.07)	(164)	(0.08)	(179)	(0.08)
Non-GAAP net earnings	$1,949	$0.98	$1,832	$0.92	$2,717	$1.24

GAAP earnings from operations	$2,222		$2,042		$2,968

Non-GAAP adjustments:
Amortization of purchased intangible assets	470		466		413
Restructuring charges	53		40		158
Acquisition-related charges	17		22		21
Wind down of the webOS device business (a)	(36)		-		-
Non-GAAP earnings from operations	$2,726		$2,570		$3,560

GAAP operating margin	7%		7%		9%
Non-GAAP adjustments	2%		2%		2%

Non-GAAP operating margin	9%		9%		11%

(a)	Primarily includes adjustments to expenses for supplier-related obligations related to winding down the webOS device business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended April 30, 2012	Diluted earnings per share	Six months ended April 30, 2011	Diluted earnings per share

GAAP net earnings	$3,061	$1.53	$4,909	$2.23

Non-GAAP adjustments:
Amortization of purchased intangible assets	936	0.47	838	0.39
Restructuring charges	93	0.05	316	0.14
Acquisition-related charges	39	0.02	50	0.02
Wind down of the webOS device business (a)	(36)	(0.02)	-	-
Adjustments for taxes	(312)	(0.15)	(366)	(0.17)
Non-GAAP net earnings	$3,781	$1.90	$5,747	$2.61

GAAP earnings from operations	$4,264		$6,362

Non-GAAP adjustments:
Amortization of purchased intangible assets	936		838
Restructuring charges	93		316
Acquisition-related charges	39		50
Wind down of the webOS device business (a)	(36)		-
Non-GAAP earnings from operations	$5,296		$7,566

GAAP operating margin	7%		10%
Non-GAAP adjustments	2%		2%

Non-GAAP operating margin	9%		12%

(a)	Primarily includes adjustments to expenses for supplier-related obligations related to winding down the webOS device business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	April 30, 2012	October 31, 2011
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$8,311	$8,043
Accounts receivable	16,609	18,224
Financing receivables	3,139	3,162
Inventory	7,306	7,490
Other current assets	14,324	14,102

Total current assets	49,689	51,021

Property, plant and equipment	12,236	12,292

Long-term financing receivables and other assets	11,018	10,755

Goodwill and purchased intangible assets	54,746	55,449

Total assets	$127,689	$129,517

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$4,252	$8,083
Accounts payable	12,900	14,750
Employee compensation and benefits	3,609	3,999
Taxes on earnings	871	1,048
Deferred revenue	7,582	7,449
Other accrued liabilities	13,585	15,113

Total current liabilities	42,799	50,442

Long-term debt	25,825	22,551

Other liabilities	17,368	17,520

Stockholders' equity:
HP stockholders' equity	41,288	38,625
Non-controlling interests	409	379

Total stockholders' equity	41,697	39,004

Total liabilities and stockholders' equity	$127,689	$129,517

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended April 30, 2012	Six months ended April 30, 2012

Cash flows from operating activities:
Net earnings	$1,593	$3,061
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,285	2,588
Stock-based compensation expense	169	344
Provision for bad debt and inventory	95	147
Restructuring charges	53	93
Deferred taxes on earnings	(45)	(155)
Excess tax benefit from stock-based compensation	(1)	(12)
Other, net	196	240

Changes in operating assets and liabilities:
Accounts and financing receivables	(832)	1,479
Inventory	(91)	89
Accounts payable	525	(1,851)
Taxes on earnings	(42)	(54)
Restructuring	(100)	(274)
Other assets and liabilities	(332)	(2,029)
Net cash provided by operating activities	2,473	3,666

Cash flows from investing activities:
Investment in property, plant and equipment	(1,080)	(1,963)
Proceeds from sale of property, plant and equipment	128	224
Purchases of available-for-sale securities and other investments	(565)	(565)
Maturities and sales of available-for-sale securities and other investments	250	346
Payments made in connection with business acquisitions, net of cash acquired	-	(141)
Proceeds from business divestiture, net	-	81
Net cash used in investing activities	(1,267)	(2,018)

Cash flows from financing activities:
Repayment of commercial paper and notes payable, net	(185)	(2,792)
Issuance of debt	2,017	5,052
Payment of debt	(2,561)	(2,661)
Issuance of common stock under employee stock plans	321	634
Repurchase of common stock	(350)	(1,130)
Excess tax benefit from stock-based compensation	1	12
Cash dividends paid	(251)	(495)
Net cash used in financing activities	(1,008)	(1,380)

Increase in cash and cash equivalents	198	268
Cash and cash equivalents at beginning of period	8,113	8,043
Cash and cash equivalents at end of period	$8,311	$8,311

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30, 2012	January 31, 2012	April 30, 2011

Net revenue: (a)

Personal Systems Group	$9,452	$8,873	$9,415
Services	8,831	8,626	8,916
Imaging and Printing Group	6,132	6,258	6,843
Enterprise Servers, Storage and Networking	5,211	5,018	5,516
Software	970	946	797
HP Financial Services	968	950	885
Corporate Investments	18	58	42
Total segments	31,582	30,729	32,414
Eliminations of intersegment net revenue and other	(889)	(693)	(782)

Total HP consolidated net revenue	$30,693	$30,036	$31,632

Earnings before taxes: (a)

Personal Systems Group	$524	$464	$533
Services	997	905	1,372
Imaging and Printing Group	808	761	1,136
Enterprise Servers, Storage and Networking	585	562	760
Software	172	162	158
HP Financial Services	96	91	83
Corporate Investments	(49)	(48)	(199)
Total segment earnings from operations	3,133	2,897	3,843

Corporate and unallocated costs and eliminations	(203)	(153)	(153)
Unallocated costs related to stock-based compensation expense	(168)	(174)	(130)
Amortization of purchased intangible assets	(470)	(466)	(413)
Restructuring charges	(53)	(40)	(158)
Acquisition-related charges	(17)	(22)	(21)
Interest and other, net	(243)	(221)	(76)

Total HP consolidated earnings before taxes	$1,979	$1,821	$2,892

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Six months ended
	April 30,
	2012	2011

Net revenue: (a)

Personal Systems Group	$18,325	$19,864
Services	17,457	17,445
Imaging and Printing Group	12,390	13,574
Enterprise Servers, Storage and Networking	10,229	11,115
Software	1,916	1,522
HP Financial Services	1,918	1,712
Corporate Investments	76	104
Total Segments	62,311	65,336
Eliminations of intersegment net revenue and other	(1,582)	(1,402)

Total HP consolidated net revenue	$60,729	$63,934

Earnings before taxes: (a)

Personal Systems Group	$988	$1,205
Services	1,902	2,753
Imaging and Printing Group	1,569	2,255
Enterprise Servers, Storage and Networking	1,147	1,590
Software	334	278
HP Financial Services	187	162
Corporate Investments	(97)	(377)
Total segment earnings from operations	6,030	7,866

Corporate and unallocated costs and eliminations	(356)	(4)
Unallocated costs related to stock-based compensation expense	(342)	(296)
Amortization of purchased intangible assets	(936)	(838)
Restructuring charges	(93)	(316)
Acquisition-related charges	(39)	(50)
Interest and other, net	(464)	(173)

Total HP consolidated earnings before taxes	$3,800	$6,189

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended			Growth rate (%)
	April 30, 2012	January 31, 2012	April 30, 2011	Q/Q	Y/Y

Net revenue: (a)

Personal Systems Group
Notebooks	$4,900	$4,942	$5,039	(1%)	(3%)
Desktops	3,827	3,206	3,641	19%	5%
Workstations	537	535	541	0%	(1%)
Other	188	190	194	(1%)	(3%)
Total Personal Systems Group	9,452	8,873	9,415	7%	0%

Services
Infrastructure Technology Outsourcing	3,669	3,701	3,786	(1%)	(3%)
Technology Services	2,638	2,562	2,629	3%	0%
Application and Business Services (b)	2,524	2,363	2,501	7%	1%
Total Services	8,831	8,626	8,916	2%	(1%)

Imaging and Printing Group
Supplies	4,060	4,079	4,612	0%	(12%)
Commercial Hardware	1,479	1,489	1,536	(1%)	(4%)
Consumer Hardware	593	690	695	(14%)	(15%)
Total Imaging and Printing Group	6,132	6,258	6,843	(2%)	(10%)

Enterprise Servers, Storage and Networking
Industry Standard Servers	3,186	3,072	3,387	4%	(6%)
Storage	990	955	980	4%	1%
Business Critical Systems	421	405	546	4%	(23%)
Networking	614	586	603	5%	2%
Total Enterprise Servers, Storage and Networking	5,211	5,018	5,516	4%	(6%)

Software	970	946	797	3%	22%

HP Financial Services	968	950	885	2%	9%

Corporate Investments	18	58	42	(69%)	(57%)
Total segments	31,582	30,729	32,414	3%	(3%)

Elimination of intersegment net revenue and other	(889)	(693)	(782)	28%	14%

Total HP consolidated net revenue	$30,693	$30,036	$31,632	2%	(3%)

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. In addition, revenue was transferred among the business units within the Services segment.There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

(b)	The former Application Services, Business Process Outsourcing and Other Services business units were consolidated into a new Application and Business Services business unit in fiscal 2012.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Six months ended
	April 30,
	2012	2011

Net revenue: (a)

Personal Systems Group
Notebooks	$9,842	$10,847
Desktops	7,033	7,537
Workstations	1,072	1,076
Other	378	404
Total Personal Systems Group	18,325	19,864

Services
Infrastructure Technology Outsourcing	7,370	7,430
Technology Services	5,200	5,143
Application and Business Services (b)	4,887	4,872
Total Services	17,457	17,445

Imaging and Printing Group
Supplies	8,139	8,970
Commercial Hardware	2,968	3,101
Consumer Hardware	1,283	1,503
Total Imaging and Printing Group	12,390	13,574

Enterprise Servers, Storage and Networking
Industry Standard Servers	6,258	6,835
Storage	1,945	1,992
Business Critical Systems	826	1,101
Networking	1,200	1,187
Total Enterprise Servers, Storage and Networking	10,229	11,115

Software	1,916	1,522

HP Financial Services	1,918	1,712

Corporate Investments	76	104
Total segments	62,311	65,336

Elimination of intersegment net revenue and other	(1,582)	(1,402)

Total HP consolidated net revenue	$60,729	$63,934

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. In addition, revenue was transferred among the business units within the Services segment.There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

(b)	The former Application Services, Business Process Outsourcing and Other Services business units were consolidated into a new Application and Business Services business unit in fiscal 2012.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT NON-GAAP OPERATING MARGIN SUMMARY DATA
(Unaudited)
(In millions)

	Three months ended	Change in Operating Margin (pts)
	April 30, 2012	Q/Q	Y/Y

Non-GAAP operating margin: (a)
Personal Systems Group	5.5%	0.3 pts	(0.2 pts)
Services	11.3%	0.8 pts	(4.1 pts)
Imaging and Printing Group	13.2%	1.0 pts	(3.4 pts)
Enterprise Servers, Storage and Networking	11.2%	0.0 pts	(2.6 pts)
Software	17.7%	0.6 pts	(2.1 pts)
HP Financial Services	9.9%	0.3 pts	0.5 pts
Corporate Investments	(472.2%)	(389.4 pts)	1.6 pts
Total segments	9.8%	0.4 pts	(2.1 pts)

Total HP consolidated non-GAAP operating margin	8.9%	0.3 pts	(2.4 pts)

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2012	January 31, 2012	April 30, 2011

Numerator:
GAAP net earnings	$1,593	$1,468	$2,304

Non-GAAP net earnings	$1,949	$1,832	$2,717

Denominator:
Weighted-average shares used to compute basic EPS	1,979	1,981	2,150
Dilutive effect of employee stock plans	8	17	34
Weighted-average shares used to compute diluted EPS	1,987	1,998	2,184

GAAP net earnings per share:
Basic (a)	$0.80	$0.74	$1.07
Diluted (c)	$0.80	$0.73	$1.05

Non-GAAP net earnings per share:
Basic (b)	$0.98	$0.92	$1.26
Diluted (c)	$0.98	$0.92	$1.24

(a)	GAAP basic earnings per share were calculated based on GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Non-GAAP basic earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(c)	Diluted net earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30,
	2012	2011

Numerator:
GAAP net earnings	$3,061	$4,909

Non-GAAP net earnings	$3,781	$5,747

Denominator:
Weighted-average shares used to compute basic EPS	1,980	2,166
Dilutive effect of employee stock plans	15	37
Weighted-average shares used to compute diluted EPS	1,995	2,203

GAAP net earnings per share:
Basic (a)	$1.55	$2.27
Diluted (c)	$1.53	$2.23

Non-GAAP net earnings per share:
Basic (b)	$1.91	$2.65
Diluted (c)	$1.90	$2.61

(a)	GAAP basic earnings per share were calculated based on GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Non-GAAP basic earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(c)	Diluted net earnings per share included any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net revenue is net revenue. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP
Non-GAAP net revenue reflects the elimination of contra revenue associated with sales incentive programs implemented in the fourth fiscal quarter of 2011 in connection with the wind down of HP’s webOS device business, net of webOS device revenue for the period.  Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the impairment of goodwill and purchased intangible assets, charges relating to the amortization of purchased intangible assets, and acquisition-related charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

●
In the fourth quarter of fiscal 2011, HP announced that it would wind down its webOS device business.  Non-GAAP net revenue reported in the fourth quarter of fiscal 2011 reflects the elimination of contra revenue associated with sales incentive programs implemented in connection with the wind down of that business, net of webOS device revenue for the period.  Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP net revenue facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past and future operating performance.

●
Goodwill is the excess of the purchase price of acquired companies over the estimated fair value of the tangible and intangible assets acquired and liabilities assumed.  Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions.  In the fourth quarter of fiscal 2011, HP recorded impairment charges to goodwill and certain intangible assets associated with the acquisition of Palm Inc.  The charges relate to HP’s decision to wind-down the webOS device business.  Impairment charges are inconsistent in amount and frequency.  HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

●
HP incurs charges relating to the amortization of purchased intangibles. HP also incurs charges relating to the amortization of amounts assigned to intangible assets to be used in research and development projects. All of those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Such charges are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

●
Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits, and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past and future operating performance.

●
HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures.  HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results. Because free cash flow includes the effect of capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Material Limitations Associated with Use of Non-GAAP Financial Measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●
Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●
Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

●	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.
●
Other companies may calculate non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
HP compensates for the limitations on its use of non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
HP believes that providing non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.

© 2012 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.